UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 11, 2007 (July 6, 2007)

Coventry Health Care, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-16477	52-2073000

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

6705 Rockledge Drive, Suite 900, Bethesda Maryland	20817

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(301) 581-0600

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On July 6, 2007, Coventry Health Care, Inc. (the “Company”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Steven M. Scott, M.D., and Rebecca J. Scott, as tenants by the entireties (the “Tenants by the Entireties”), Rebecca J. Scott FHPA Trust (the “Trust” and together with the Tenants by the Entireties, each a “Seller” and collectively the “Sellers”) and Florida Health Plan Administrators, LLC (“FHPA”), whereby the Company, subject to the terms and conditions of the Purchase Agreement, will purchase all of the outstanding membership interests in FHPA (the “Membership Interests”) and thereby indirectly acquire all of FHPA’s outstanding equity interests in its wholly-owned subsidiaries, Vista Healthplan, Inc., Vista Healthplan of South Florida, Inc., Summit Health Plan, Inc. and Vista Insurance Plan, Inc. (collectively, the “wholly-owned subsidiaries”), as well as FHPA’s equity interest in Carefree Insurance Services, Inc. (the acquisition by the Company of FHPA, its wholly-owned subsidiaries and FHPA’s interest in Carefree Insurance Services, Inc., the “Acquisition”) for an aggregate purchase price of $685,000,000, subject to certain adjustments.
     The Purchase Agreement has been approved by all necessary corporate action by the Sellers and the Company. The closing of the Acquisition, which is expected to occur in the fourth quarter of 2007, is subject to certain conditions, including the expiration of the termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as well as receipt of the approval of the Florida Office of Insurance Regulation and other customary closing conditions.
     Under the terms of the Purchase Agreement, the purchase price may be increased or decreased, both before and after the closing of the Acquisition, based on the statutory net worth of the wholly-owned subsidiaries and the net working capital of FHPA. Additionally, the Purchase Agreement includes representations, covenants, Seller non-competition arrangements and indemnification obligations, as well as an escrow account for the benefit of the Company in the event the Company is entitled to indemnification payments. The Purchase Agreement may be terminated upon the occurrence of certain events, including the failure to complete the acquisition by February 28, 2008.
     The foregoing description of the Purchase Agreement and the Acquisition does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this Form 8-K by reference.

Item 9.01 Financial Statement and Exhibits
(d) Exhibits.

2.1
Membership Interest Purchase Agreement among Steven M. Scott, M.D., and Rebecca J. Scott, as Tenants by the Entireties, Rebecca J. Scott FHPA Trust, Florida Health Plan Administrators, LLC and Coventry Health Care, Inc., dated July 6, 2007.

Signature(s)
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Coventry Health Care, Inc.
(Registrant)

July 11, 2007	By:	/s/ Shawn M. Guertin

(Date)	Name:	Shawn M. Guertin

	Title:	Executive Vice President, Chief Financial Officer & Treasurer